                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): June 19, 1997

                           VARSITY SPIRIT CORPORATION
             (Exact name of registrant as specified in its charter)

           Tennessee                                            62-1169661
(State or other jurisdiction of                              (I.R.S. Employer
         incorporation)                                     Identification No.)

                         Commission file number 0-19790

        2525 Horizon Lake Drive
           Memphis, Tennessee                                       38133
(Address of principal executive offices)                          (Zip Code)

                                 (901) 387-4300
              (Registrant's telephone number, including area code)

Item 1.  Changes in Control of Registrant

         On May 5, 1997, Varsity Spirit Corporation, a Tennessee corporation ("Varsity Spirit"), Riddell Sports Inc., a Delaware corporation ("Riddell"), and Cheer Acquisition Corporation, a Tennessee corporation and a wholly owned subsidiary of Riddell (the "Merger Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which the Merger Sub offered to purchase all outstanding shares of common stock, par value $0.01 per share, of Varsity Spirit (the "Shares"), at $18.90 per share, net to the seller in cash (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), sent to Varsity Spirit shareholders on May 12, 1997. All capitalized terms used herein, but not defined shall have the meanings ascribed to such terms in the Offer to Purchase.

         The Offer expired at 11:00 a.m., New York City time, on Thursday, June 19, 1997 (the "Expiration Time") and Merger Sub accepted for purchase 4,511,415 Shares (including 500 Shares tendered pursuant to guarantees of delivery) that had been validly tendered and not withdrawn prior to the Expiration Time. The Shares accepted pursuant to the Offer constitute approximately 98.6% of Varsity Spirit's issued and outstanding Shares. The remaining Varsity Shares will be acquired in a subsequent second-step merger transaction expected to occur on or about July 25, 1997.

         The Merger Agreement provides that, upon the purchase and payment by Riddell or the Merger Sub of Shares representing at least a majority of the outstanding Shares on a fully diluted basis, Riddell is entitled to designate such number of directors on the Board of Directors of Varsity Spirit which represents a percentage of the Board of Directors of Varsity Spirit equaling the percentage of Shares purchased pursuant to the Offer, provided that regardless of the percentage of Shares purchased pursuant to the Offer, at least two directors shall remain on the Varsity Spirit Board of Directors that were directors prior to the Expiration Time. Furthermore, if requested by Riddell, Varsity Spirit is required to cause such persons designated by Riddell to constitute at least the same percentage of each committee of the Board of Directors of Varsity Spirit and each board of directors of each subsidiary of Varsity Spirit.

         At the Expiration Time, Riddell exercised its rights under the Merger Agreement to designate persons to be elected to Varsity Spirit's Board of Directors so that its designees constituted approximately 70% of Varsity Spirit's Board of Directors.

         The total funds required by Riddell and the Merger Sub (i) to purchase all Shares validly tendered pursuant to the Offer, (ii) to consummate the Merger, (iii) to refinance Riddell's and Varsity Spirit's indebtedness that was required to be repaid in connection with the Merger, and (iv) to pay all related fees and expenses, will be or were obtained by (a) the Stock Purchase Agreements entered into by and among certain executives of Varsity Spirit and Riddell, and (b) proceeds obtained from the issuance of $115 million principal amount of 10 1/2% senior notes due July 15, 2007, of Riddell (the "Senior

Notes") through a private placement exempt from registration under the Securities Act of 1933, as amended.

         The Merger Agreement, Offer to Purchase and the related Letter of Transmittal and the Stock Purchase Agreements are attached hereto as exhibits, and each is incorporated herein by reference in its entirety. The foregoing discussion does not purport to be complete and is qualified in its entirety by reference to such exhibits.

         To the knowledge of Varsity Spirit, there are no arrangements, including any pledge by any person of securities of Varsity Spirit, the operation of which may at a subsequent date result in a further change in control of Varsity Spirit.

Item 7.  Exhibits

99.1 Agreement and Plan of Merger, dated as of May 5, 1997, by and among Varsity Spirit Corporation, Riddell Sports Inc. and Cheer Acquisition Corporation, filed with the Securities and Exchange Commission as
         Exhibit 99.1 to Varsity Spirit Corporation's Current Report on
         Form 8-K, dated May 12, 1997, is incorporated herein by reference.

99.2 Offer to Purchase and the related Letter of Transmittal, dated as of May 12, 1997, by Cheer Acquisition Corporation, a wholly-owned subsidiary of Riddell Sports, Inc., filed with the Securities and Exchange Commission as Exhibits (a)(1) and (a)(2), respectively, to Cheer Acquisition Corporation's Schedule 14D-1 on May 12, 1997, is incorporated herein by reference.

99.3 Stock Purchase Agreement, dated as of May 5, 1997, between Riddell Sports, Inc. and Jeffrey G. Webb, filed with the Securities and Exchange Commission as Exhibit (c)(3) of Cheer Acquisition Corporation's Schedule 14D-1 on May 12, 1997, is incorporated herein by reference.

99.4 Stock Purchase Agreement, dated as of May 5, 1997, between Riddell Sports, Inc. and Gregory C. Webb filed with the Securities and Exchange Commission as Exhibit (c)(4) of Cheer Acquisition Corporation's Schedule 14D-1 on May 12, 1997, is incorporated herein by reference.

99.5 Stock Purchase Agreement, dated as of May 5, 1997, between Riddell Sports, Inc. and W. Kline Boyd filed with the Securities and Exchange Commission as Exhibit (c)(5) of Cheer Acquisition Corporation's Schedule 14D-1 on May 12, 1997, is incorporated herein by reference.

99.6 Stock Purchase Agreement, dated as of May 5, 1997, between Riddell Sports, Inc. and J. Kristyn Shepherd, filed with the Securities and Exchange Commission as Exhibit (c)(6) of Cheer Acquisition Corporation's Schedule 14D-1 on May 12, 1997, is incorporated herein by reference.




                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                  VARSITY SPIRIT CORPORATION
                                                  (Registrant)

                                                  By:
                                                     /s/ Jeffrey G. Webb
                                                     ---------------------------
                                                     Jeffrey G. Webb
                                                     President

June 24, 1997

                                      -3-